Exhibit 99.1

Outset Medical Announces Primary and Secondary Offering of Common Stock

San Jose, CA – April 6, 2021 – Outset Medical, Inc. (Nasdaq: OM) (“Outset”), a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis, announced today the commencement of a proposed underwritten public offering of 2,500,000 shares of its common stock by Outset and 2,500,000 shares of its common stock by certain of its stockholders. In addition, Outset and such selling stockholders expect to grant the underwriters a 30-day option to purchase up to an additional 750,000 shares of its common stock in the offering. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Morgan Stanley, BofA Securities and Goldman Sachs & Co. LLC are acting as joint lead book-running managers for the offering.

A registration statement on Form S-1 relating to the shares being sold in this offering has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement becomes effective.

The offering will be made only by means of a prospectus. When available, a copy of the preliminary prospectus may be obtained from Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department, or by email at prospectus@morganstanley.com; BofA Securities, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; and Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, via telephone: 1-866-471-2526, or via email: prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of these securities under the securities laws of any such state or jurisdiction.

About Outset Medical, Inc.

Outset is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. The Tablo Hemodialysis System, FDA cleared for use from the hospital to the home, represents a significant technological advancement that transforms the dialysis experience for patients and operationally simplifies it for providers. Tablo serves as a single enterprise solution that can be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere and by anyone. The integration of water purification and on-demand dialysate production enables Tablo to serve as a dialysis clinic on wheels, with 2-way wireless data transmission and a proprietary data analytics platform powering a new holistic approach to dialysis care. Tablo is a registered trademark of Outset Medical, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the completion of the proposed public offering of Outset’s common stock. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These risks and uncertainties, many of which are beyond Outset’s control, include, without limitation, risks and uncertainties related to market conditions, the risk that the proposed public offering will not be consummated on the terms or in the amounts contemplated or otherwise, the satisfaction of customary closing conditions related to the proposed public offering, and other risks described in the section entitled “Risk Factors” in the preliminary prospectus related to this offering filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Outset disclaims any obligation to update these forward-looking statements.

Investor Contact

Lynn Lewis or Brian Johnston

Gilmartin Group

investors@outsetmedical.com